CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                                                   Exhibit 10.16


                                 AGREEMENT BETWEEN

                            CLONTECH LABORATORIES, INC.

                                        AND

                         PHASE-1 MOLECULAR TOXICOLOGY, INC.

       THIS AGREEMENT is effective this 31st day of December, 1998, between CLONTECH LABORATORIES, INC., 1020 East Meadow Circle, Palo Alto, CA. 94303-4280 ("CLONTECH") and PHASE-1 MOLECULAR TOXICOLOGY, INC., 1217 Parkway Drive, Santa Fe, NM 87505 ("PHASE-1") (collectively, "Parties"):

       WHEREAS, CLONTECH has expertise in cell and molecular biology in general and nucleic acid arrays and expression vectors in particular; and

       WHEREAS, PHASE-1 has expertise in toxicology, including identification of toxicologically-important genes, high throughput screening, and information management and bioinformatics; and

       WHEREAS, PHASE-1 and CLONTECH wish to enter into a [ * ] alliance to develop and use CLONTECH's product expertise and PHASE-1's toxicology expertise in the field of scientific research;

       NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the Parties agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

For the purposes of this Agreement, the following definitions shall apply:

       1.1 "ATLAS-Tox Product" or "AT Product" as used herein shall mean [ * ] nucleic acid arrays comprising toxicologically-important genes ("Tox Genes").

       1.2 "Contract Research Organization" or "CRO" as used herein shall mean companies or other commercial entities that perform Fee for Service contract [ * ].

       1.3 "Fee for Service" or "Fee-for-Service Services" as used herein shall mean performing a service for a third party entity, commercial or otherwise, for fees or other remuneration.

       1.4  "Glass Tox Products" as used herein shall mean [ * ] ("Tox
Genes").

       1.5 "Net Revenues" shall mean gross revenues less direct manufacturing costs, marketing costs, overhead and royalties paid to third parties. GAAP shall be applied.

       1.6 "Internal Database" shall mean a toxicology database that has been developed by CLONTECH.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

       1.7 "PHASE-1's Databases" shall mean the toxicology databases that have been developed by PHASE-1.

       1.8 "Product Software" shall mean a software program developed by PHASE-1 and provided to CLONTECH for retail sale, the description of which is in EXHIBIT A.

       1.9 "Secondary Products" shall mean toxicology-related products developed with input by both CLONTECH and PHASE-l, which are [ * ].

       1.10 "Validation Study" shall mean determining the effectiveness of AT Products, Glass Tax Products and Secondary Products by using them in controlled experiments involving at least [ * ] well-characterized toxicologically significant chemicals.

                                   ARTICLE 2

                    TECHNOLOGY TRANSFER AND PRODUCT DEVELOPMENT

       2.1 AT PRODUCT DEVELOPMENT: i) PHASE-1 AND CLONTECH shall, upon mutual agreement, define a number of AT Products to be developed. Upon execution of this Agreement, PHASE-1 shall supply a list of [ * ] ("Tox Genes") in [ * ], including the formal names of the genes, GenBank Accession Number and the relative importance of each gene to [ * ]. CLONTECH will use the information on the list of Tox Genes provided by PHASE-1 to develop and manufacture gene expression primers and the AT Product. It is expected that PHASE-1 shall use its best efforts to collect and provide information necessary for CLONTECH to generate AT Products, Glass Tox Products, and Secondary Products including updating the list of Tox Genes as appropriate.

              (b) It is anticipated that for some Tox Genes, CLONTECH will have to search for and clone homologues of said Tox Genes from species where the gene has not been identified. PHASE-1 shall provide cDNA from the appropriate species for this purpose. CLONTECH shall provide PHASE-1 any Tox Gene homologues so identified for PHASE-1's use in internal research and development and in providing Fee for Service Services at [ * ] pricing.

       2.2 GLASS TOX PRODUCT AND SECONDARY PRODUCT DEVELOPMENT: PHASE-1 and CLONTECH shall meet regularly to discuss development of Glass Tox and Secondary Products. PHASE-1 will use its expertise in toxicology to identify Secondary Products of particular interest to the field of toxicology, and which can be supported adequately by PHASE-1's bioinformatics. CLONTECH will use its expertise in development, marketing, and manufacture of research reagents to develop and market said Glass Tox and Secondary Products. The Parties agree that a priority will be the development of [ * ].

       2.3 PROTOCOL OPTIMIZATION AND VALIDATION. PHASE-1 shall optimize the protocols for toxicological and high throughput applications of the AT Products, Glass Tox Products and any Secondary Products, as well as conduct Validation Studies.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

CLONTECH shall provide PHASE-1 with up to [ * ] AT Products and an agreed-upon number of Glass Tox and Secondary Products for said optimization and Validation studies at [ * ] to PHASE-1. PHASE-1 shall also provide all necessary RNA, cells and other biologicals necessary for conducting validation studies at CLONTECH. Data resulting from said optimization and Validation studies may be used to support sales of the AT, Glass Tox Products, and Secondary Products, to help obtain regulatory approval of said AT, Glass Tox Products, and Secondary Products, for publication in peer reviewed journals, or to support any application for Letters Patent.

       2.4 SOFTWARE: (a) PHASE-1 shall provide Product Software to the specifications described in Exhibit A so as to support the AT, Glass Tox and Secondary Products.

              (b) The Parties shall provide to each other any toxicology-related Internal Databases used by the user Party for the non-user Party's internal use only.

       2.5 FREEDOM TO DEVELOP OTHER PRODUCTS: PHASE-1 and CLONTECH are free to develop other products and perform other services alone or in collaboration with third parties that are not subject to or contrary to the terms of this Agreement.

       2.6 BEST EFFORTS: CLONTECH shall have the obligation to use its best efforts to develop, manufacture and supply AT, Glass Tox and Secondary Products, as well as to promote sales of said AT, Glass Tox and Secondary Products in the research market. PHASE-1 shall have the obligation to use its best efforts to promote acceptance of the AT, Glass Tox and Secondary Products in the pharmaceutical industry and the FDA.


                                   ARTICLE 3

                             PAYMENTS AND REVENUES

       3.1 UP-FRONT PAYMENT: CLONTECH shall pay PHASE-1 [ * ] upon execution of this Agreement, and [ * ] upon the achievement of the first milestone negotiated between and agreed to by the Parties within thirty (30) days of the execution of this Agreement and described in Exhibit C.

       3.2 REVENUE SHARING: (a) Net Revenue from sales of AT, Glass Tox Products and Secondary Products shall be shared [ * ], between CLONTECH and PHASE-1, respectively; (b) Net Revenue from sales of Product Software shall be shared [ * ], between CLONTECH and PHASE-1, respectively; (c) Net Revenue from Fees for Service performed by PHASE-1 shall be shared [ * ], between CLONTECH and PHASE-1, respectively, however Net Revenues from such Fee-For-Service Services shall be pro-rated if services other than those involving the AT, Glass Tox Products or Secondary Products are provided; and
(d) Net Revenue derived from sales or licensing of PHASE-1's Databases associated [ * ] with sales of the AT, Glass Tox or Secondary Products shall be agreed upon by both Parties and memoralized in a written agreement between the Parties.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                  ARTICLE 4

                        MARKETING, SALES AND TRAINING

       4.1 SALES OF AT, GLASS TOX AND SECONDARY PRODUCTS: CLONTECH shall have [ * ] rights and responsibility for sales of all AT, Glass Tox and Secondary Products, regardless of whether such sales are wholesale or retail in nature; with the exception that PHASE-1 [ * ] sales, whether direct or indirect, to Contract Research Organizations as defined herein. PHASE-1 shall provide a list of existing Contract Research Organizations to which CLONTECH shall [ * ] AT, Glass Tox or Secondary Products (attached hereto as Exhibit
F), and PHASE-1 and CLONTECH shall update and/or modify said list of Contract Research Organizations from time to time after the execution of this Agreement as necessary. Should market conditions change, the Parties shall renegotiate in good faith regarding the list of Contract Research Organizations subject to this Section 4.1.

       4.2 FEE FOR SERVICE SERVICES: PHASE-1 and CLONTECH shall have [ * ] rights and responsibility to provide Fee-for-Service Services using the AT Products, Glass Tox Products, or Secondary Products.

       4.3 PRODUCT SOFTWARE: CLONTECH shall have the [ * ] right to sell Product Software to [ * ], and will obtain said Product Software on a consignment basis and shall not keep an inventory of said Product Software.

       4.4 SALES TRAINING: PHASE-1 shall use reasonable efforts to provide training and background education for CLONTECH's sales, marketing and technical service personnel in order to create and solid, effective campaign.
 Within approximately 30 days of the anticipated launch of the first AT-Product, CLONTECH will convene a meeting of the sales and marketing personnel at CLONTECH's facilities. PHASE-1 shall send scientific and marketing representatives to the pre-launch meeting to train CLONTECH's salespersons in the use arid benefits of the AT-Product(s). PHASE-1 shall provide CLONTECH with [ * ]. PHASE-1 shall use reasonable efforts to update and expand the above list on a frequent basis. PHASE-1 shall also use reasonable efforts to provide contact and introductions to key scientists and management personnel within the pharmaceutical, biotechnological and Ag-chem industries. PHASE-1 and CLONTECH shall participate in joint presentations and/or joint user group meetings for AT, Glass Tox and Secondary Product customers as provided in Exhibit E, said Exhibit E to be revised and amended from time to time as agreed by the Parties.

       4.5 PRODUCT NEEDS PROJECTIONS: PHASE-1 shall present [ * ] needs projections for AT Products, Glass Tox Products, and Secondary Products for the next business year [ * ] months prior to that business year.

       4.6 PRICING: PHASE-1 shall enjoy [ * ] pricing for all AT Products, Glass Tox Products, and Secondary Products purchased from CLONTECH during the Term.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

       4.7 PACKAGING: All AT, Glass Tox and Secondary Products shall be sold with the CLONTECH label and with CLONTECH-designed packaging and literature with reference to PHASE-1 on the packaging and in all literature, Software contained in the AT, Glass Tox and Secondary Products developed entirely or in part by PHASE-1 shall have both PHASE-1 and CLONTECH labels. All Product Software will be sold with packaging which reflects PHASE-1 as the developer of said Product Software and CLONTECH as a distributor of said Product Software.

       4.8 LABELING: As appropriate, AT, Glass Tox and Secondary Products shall be labeled with a restriction that said Products are for internal research use only by the customer end-user, that the Products may not be re-sold or redistributed to third parties without the express, written permission of CLONTECH, and, further, that CLONTECH, in its discretion, reserves the right to refuse to sell or distribute said Products to CROs and other commercial users.


                                  ARTICLE 5

                       TECHNICAL AND CUSTOMER SUPPORT

       5.1 CUSTOMER SUPPORT FOR AT, GLASS TOX AND SECONDARY PRODUCTS: Each Party will provide customer and technical support for the AT Products, Glass Tox Products, and Secondary Products for its own customers, with the exception that PHASE-1 shall provide [ * ] training to CLONTECH customers who purchase AT, Glass Tox, or Secondary Products. Such training by PHASE-1 for CLONTECH customers shall be on an [ * ] basis, and shall take place at PHASE-1 or CLONTECH facilities at PHASE-1's convenience.

       5.2 CUSTOMER SUPPORT FOR PRODUCT SOFTWARE: PHASE-1 shall provide customer and technical support for Product Software.


                                  ARTICLE 6

                            TERM AND TERMINATION

       6.1 TERM: The term of this Agreement is three (3) years from the date of execution ("Term"). During the final quarter of the final year of the Term, the Parties shall confer as to whether this Agreement shall be extended by mutual consent, PHASE-1 shall retain [ * ] rights to provide Fee for Service Services using AT, Glass Tox and Secondary Products until the
[ * ] of the launch of each such Product. At the end of the [ * ] period for each Product, CLONTECH will be free to sell such Products to other CROs; with the proviso that sales to other CROs shall not include a right for CLONTECH
[ * ] developed in whole or in part by PHASE-1.

       6.2 TERMINATION: Either Party may terminate this Agreement upon material breach by the other Party. The non-breaching party shall give the breaching party written notice of said breach, and the breaching party shall have sixty (60) days to cure said breach. In the event said breach is not cured, the termination shall become effective ninety (90) days afar the date of the receipt of the termination notice.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

       6.3 COOPERATION: After termination of this Agreement, the Parties agree to cooperate with each other so as to carry out an orderly conclusion to their exclusive relations, and the relationship between the Parties shall become a non-exclusive relationship for the provision, marketing and sales of AT Products, Glass Tox Products, and Secondary Products under the terms for manufacture, supply and the like as described herein or by a separate document signed by both Parties. Termination of this Agreement shall not affect either Party's right to revenues due pursuant to the terms of this Agreement, neither shall it affect PHASE-1's access to the Products on a [ * ] basis.

                                   ARTICLE 7

                      INVENTIONS AND INTELLECTUAL PROPERTY

       7.1 DEVELOPMENTS: The Parties may, from time to time, make or assist each other in the discovery, development, and perfection of new methods, processes, chemical entities or inventions relating to toxicology arrays, expression vectors (including [ * ] vectors), cell lines incorporating the expression vectors, and novel genes ("Developments"). Any Developments first invented solely by either Party during the term of this Agreement shall be exclusively owned by that Party. Inventorship shall be determined commensurate with the patent laws of the United States, 35 U.S.C. ET SEQ.

       7.2 JOINT DEVELOPMENTS: Any Developments discovered jointly by both Parties ("Joint Developments") during the term of this Agreement shall be owned jointly by CLONTECH and PHASE-1, The Parties shall confer and agree to any prosecution strategies for any and all patent applications on Joint Developments, and shall share costs and fees for said prosecution. Both Parties agree that no assignments, license grants or any other grant of rights for Joint Developments shall be made without the express, written permission of the other Party. In the case of assignments, the Parties agree first to offer au assignment to the other Party before offering assignment to any third party, and said assignment offer shall be under the same terms as the Party would offer to any third party.

       7.3 JOINT DEVELOPMENTS, TERRITORY: All rights in any Joint Developments as conferred in Section 7.2 shall be [ * ]. The Parties expressly agree to execute a separate written agreement relating to Joint Developments within three (3) months of disclosure.

       7.4 INFRINGEMENT OF A PARTY'S INTELLECTUAL PROPERTY: Either Party may, from time to time, discover potential or actual infringers of the intellectual property of the other Party, or of other proprietary information which forms the basis of this Agreement. The Party discovering such infringement promptly shall inform the other Party of such activity in writing within 90 days of each discovery. The Party owning such intellectual property or proprietary information shall take such steps as are, in such Party's discretion, economically feasible in order to enforce its ownership rights against the infringer.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

       7.5 INFRINGEMENT INDEMNIFICATION: Each Party agrees to indemnify the other Party against any claim of infringement from third parties with respect to any intellectual property claimed to be owned by the owner Party and used by the other Party in the performance of this Agreement, provided that the using Party notifies the owner Party in writing within thirty (30) days of any such claim of infringement. The owner Party shall have the control of and be responsible for the defense against any such claim at its own expense. The using Party may not enter into any agreement or compromise regarding such a claim of infringement with said third party without consent of the owner Party and will cooperate with the owner Party.

       7.6 TRADEMARKS: Exhibit B lists the trademarks and service marks that may be used in the manufacture, production or marketing of, or Fee for Service use of, the AT Products, Glass Tox Products, and Secondary Products. It is understood by the Parties that each Party owns its respective marks, and that nothing in this Agreement shall he interpreted expressly or impliedly as granting either Party the right to the other's marks. It is possible that the Parties may develop combination trademarks (Combination Marks), wherein each Party may have rights to certain portions of the Combination Mark. Use of any Combination Mark and the ownership to any portions thereof shall be agreed to and memorialized by a written agreement signed by both Parties at the time of the creation of such Combination Marks.
 Should this Agreement be terminated for any reason, the rights in all Combination Marks that have not been apportioned or assigned prior to termination shall be divided in an equitable manner, with each Party entitled to its own portion of the Combination Mark.


                                   ARTICLE 8

                                CONFIDENTIALITY

       8.1 CONFIDENTIALITY: During the term of this Agreement, the Parties may disclose to each other certain confidential or proprietary information ("Information") to further the development, marketing and sale and Fee-for-Service use of AT Products, Glass Tox Products, and Secondary Products, wherein the disclosure of such l-formation to third parties could be commercially injurious to the owner of the Information It is agreed by both Parties that neither Party will disclose to any third party, or utilize for its own or another's benefit, the Information obtained from the other Party. The term "Information" shall not include, and the Parties shall not have any obligations of confidence or non-disclosure with respect to:

              (a) information that is in the public domain at the time of its transmittal or which subsequently comes into the public domain without violation of any obligation of confidence assumed hereunder;

              (b) information received from a third party without violation of an obligation of confidence to the transmitting Party;

              (c) information which the recipient Party can show to have been in its possession at the time of transmittal;

              (d) information which the recipient Party can show to have been. independently developed by employees of the recipient Party who have not had access to proprietary information received hereunder; or

              (e) information which the recipient Party is compelled to disclose pursuant to judicial action or the legal and enforceable request of a U.S. government agency, provided that the transmitting Party is notified at the time such action or request is initiated, and further provided that the recipient Party cooperates with the transmitting Party in the event that the transmitting Party seeks a protective order or other appropriate remedy to prevent disclosure of such information.

       8.2 DISCLOSURE OF INFORMATION: If either Party believes it necessary to disclose any Information to a third party, the Parties agree that they will not do so without first advising the owner Party what Information is to be disclosed and to whom and for what purpose the Information is to be disclosed. The Party wishing to make disclosure must obtain the owner Party's written permission to make said disclosure.
Further, the Party wishing to disclose Information also agrees to require the third party recipient of the Information to acknowledge in writing in a confidentiality agreement that such Information is confidential, that said third party will hold the Information confidential, and that the owner Party has the right to enforce the Agreement against the third party.

       8.3 MARKING OF CONFIDENTIAL INFORMATION: All Information, where possible, shall be transferred from each Party to the other in written form, and shall bear a conspicuous mark designating such Information as confidential. Additionally, any Information transferred from either Party to the other in an oral or other non-permanent or non-readable form, such as in a computer communication, shall be summarized in a brief memorandum which shall also bear a conspicuous mark designating such Information to be confidential. All Information transferred in tangible form shall be returned to the disclosing Party upon request and/or at the termination of this Agreement, except for one copy retained for legal records.

       8.4 RIGHTS TO CONFIDENTIAL INFORMATION: It is understood that this Agreement does not grant to either Party or any employees, partners or other business associate thereof, any rights in the Information, or any protectable interest stemming therefrom, except as specifically provided herein.

       8.5 REMEDIES: Each Party agrees that if it or any of its employees, partners or other business associates breaches any condition of this Agreement relating to the protection of proprietary or confidential rights or Information, the owner of such right or Information will be entitled to, in addition to all other remedies available, an immediate injunction prohibiting the Party in breach of its obligations, or its employees, partners or other business associates, from committing any further breach of this Agreement.


                                   ARTICLE 9

                           WARRANTIES AND DISCLAIMERS

       9.1 REPRESENTATION: Each Party represents and warrants to the other Party that it has no pre-existing contractual or other obligations to any third party which preclude it from entering into this Agreement and meeting its obligations hereunder, or which conflict with any provision of this Agreement.

       9.2 REPRESENTATION: Each Party represents and warrants to the other Party that it shall use reasonable efforts to achieve the objectives of the Agreement.


                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

       10.1 CHOICE OF LAW: This Agreement shall be deemed executed in Palo Alto, California.

       10.2 SURVIVAL: All causes of action accruing to either Party under this Agreement shall survive termination of this Agreement. In addition, to the extent possible, all provisions of this Agreement shall survive termination of this Agreement.

       10.3 ENTIRE AGREEMENT: This Agreement constitutes the only and entire understanding between the Parties concerning its subject matter and all other prior negotiations, representations, agreements and understandings are superseded. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by duly-authorized representatives of both Parties.

       10.4 INDEPENDENT CONTRACTORS: Each Party shall have the status of an independent contractor without the authority to bind the other to any obligation.

       10.5 ARBITRATION: All disputes which arise out of this Agreement shall be settled by arbitration in Santa Clara County, California, in accordance with the conciliation and arbitration rules and regulations of the American Arbitration Association. The arbitrator shall have background and expertise relating to the issue(s) involved. The arbitration shall be in English. The arbitration hearing shall be held within sixty (60) days of an arbitration demand. The arbitrator's decision shall be submitted within thirty (30) days of the conclusion of the arbitration hearing. The arbitrator's decision shall be binding, 6hal and non-appealable. The Parties shall share equally the cost of such arbitration.

       10.6 FORCE MAJEURE: If either Party is prevented from performing any obligation hereunder by reason of fire, explosion, strike, labor dispute, casualty, accident, lack or failure of transportation facilities, flood, earthquake, war, civil commotion, acts of God, or any law, order or decree of any government or subdivision thereof, then such Party shall be excused from performance hereunder to the extent and for the duration of such prevention, provided that such Party first notifies the other Party in writing of such prevention.

       10.7 PUBLICITY: Except as required by law or applicable stock exchange rule, no public statements shall be made by either Party concerning this Agreement, its subject matter or its existence without prior consultation with and the approval of the other Party, which approval shall not be unreasonably withheld.

       10.8 SEVERABILITY: In the event that any provision of this Agreement shall be found to be illegal, invalid or unenforceable for any reason, such finding shall not affect the validity of the remainder of this Agreement, which shall be construed and interpreted as though such provision was not present.

       10.9 SUCCESSORS IN INTEREST: The benefits and obligations of this agreement shall inure to the benefit of the assignees and successors of interest of the Parties.

       10.10 NOTICES: Notices may be given to an officer of a Party by: (i) personal delivery; (ii) telex or telecopy; or (iii) certified or registered mail addressed as follows:

If to CLONTECH:

Ms. Sailaja Kuchibhatla, Senior Product Manager
CLONTECH Laboratories
1020 East Meadow Circle
Palo Alto, CA 94303
with a copy to: Ms. Anne Scholz, Director of Business Development

If to PHASE-1:

Spencer Farr, Ph,D.
Chairman and CEO
PHASE-1 Molecular Toxicology, Inc.
1217 Parkway Drive
Santa Fe, NM 87505

       10.11 ASSIGNABILITY: This Agreement shall inure to the benefit of and be binding on each Party's successors in interest and assigns; however, either Party may assign th, is Agreement without consent of the other Party only in connection with the sale or disposition of the entire business of such Party or that portion to which this Agreement pertains.

       10.12 COOPERATION: Each of the Parties shall render its full cooperation to the other in fulfilling and performing the terms of this Agreement.

       IN WITNESS WHEREOF this Agreement has been executed in multiple counterparts, each of which shall constitute an original Agreement, on behalf of the Parties by their authorized officers as of the date written above.

CLONTECH LABORATORIES                  PHASE-1 MOLECULAR TOXICOLOGY, INC.

By: /s/ Ken Fong                       By:  /s/ Spencer Farr
   -----------------------------          -----------------------------

Title:  CEO                            Title:  CEO
      --------------------------             --------------------------

Date:  1/8/99                          Date:   1/6/99
     ---------------------------            ---------------------------

                                     EXHIBIT A


[ * ]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

[ * ]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                     EXHIBIT B

Trademarks and Service Marks owned by the Parties:

CLONTECH Registered Trademarks: ADVANTAGE

Other CLONTECH Trademarks: CLONTECH, TALON, Taqstart, ApoAlert, MTN, SMART, LIVING COLORS, TET-ON, TET-OFF, 5'-STRETCH, Delta, Atlas, MICRONORTHERN CHIP, Atlas RNA Chip, PREMIUM RNA & Design, PCR Select, Atlas Vision, CLONCapture, MARATHON

PHASE-1 Registered Trademarks: BIOGLYPHICS

Other PHASE-1 Trademarks: PROTOCOL, GENIE, CHEM-PROFILER, AT-PROTOCOL

                                     EXHIBIT C

[ * ]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                   EXHIBIT D

[ * ]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

[ * ]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                     EXHIBIT E

JOINT USER MEETINGS

       CLONTECH and PHASE-1 shall conduct customer user group meetings and/or training at PHASE-1 headquarters in Santa Fe, CLONTECH headquarters in Palo Alto, or at some other mutually-agreeable site in order to obtain customer feedback, provide customer training, and to generally increase AT Product, Glass Tox Product, or Secondary Product technology awareness.

JOINT PRESENTATIONS

       CLONTECH and PHASE-1 agree to use their best efforts to cooperate in presenting seminars, scientific talks at relevant scientific meetings, universities and other customer sites.

                                     EXHIBIT F

[ * ]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.